UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15 (D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 24, 2016 (June 20, 2016)

Ennis, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Texas	1-5807	75-0256410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2441 Presidential Pkwy. Midlothian, Texas		76065
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 775-9801

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement

Amendments to Credit Agreement

Ennis, Inc. (the “Company”) entered into a Fifth Amendment to Second Amended and Restated Credit Agreement, dated June 20, 2016, among the Company, the lenders party thereto and Bank of America, National Association, as Administrative Agent (the “Fifth Amendment”), which amended the Company’s existing revolving credit facility (the “Credit Facility”) in connection with the payment of a previously announced special dividend declared by the Company as a result of the closing of the previously announced sale of Alstyle Apparel, LLC and its subsidiaries (collectively, the “Apparel Division”). In addition, in connection with the closing of the sale of the Apparel Division, the Company entered into a Fourth Amendment to Second Amended and Restated Credit Agreement, dated as of May 25, 2016, among the Company, the lenders party thereto and Bank of America, National Association, as Administrative Agent (the “Fourth Amendment” and together with the Fifth Amendment, the “Credit Facility Amendments”).

The Credit Facility Amendments (i) released the Apparel Division from all liabilities and obligations under the Credit Facility, (ii) reduced the aggregate commitments under the Credit Facility to a $100 million revolving credit line, (iii) removed Comerica Bank and Branch Banking and Trust Company as a lender thereunder, (iv) permitted the payment by the Company of a special dividend to the Company’s shareholders, and (v) amended the definition of fixed charge coverage ratio and reduce the minimum consolidated tangible net worth threshold in connection with reduction of the aggregate commitments under the Credit Facility.

The foregoing summary of the Credit Agreement Amendments does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such amendments, copies of which are filed as Exhibit 10.1 and Exhibit 10.2.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Fourth Amendment and Consent to Second Amended and Restated Credit Agreement, effective as of May 25, 2016, by and among Ennis, Inc., each of the co-borrowers party thereto, each of the lenders party thereto, and Bank of America, N.A., in its capacity as administrative agent for the Lenders.

10.2	Fifth Amendment to Second Amended and Restated Credit Agreement, dated June 20, 2016, by and among Ennis, Inc., each of the co-borrowers party thereto, each of the lenders party thereto, and Bank of America, N.A., in its capacity as administrative agent for the Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ennis, Inc.

By:	/s/ Richard L. Travis Jr.
Richard L. Travis, Jr.
Chief Financial Officer

Date: June 24, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fourth Amendment and Consent to Second Amended and Restated Credit Agreement, effective as of May 25, 2016, by and among Ennis, Inc., each of the co-borrowers party thereto, each of the lenders party thereto, and Bank of America, N.A., in its capacity as administrative agent for the Lenders.

10.2	Fifth Amendment to Second Amended and Restated Credit Agreement, dated June 20, 2016, by and among Ennis, Inc., each of the co-borrowers party thereto, each of the lenders party thereto, and Bank of America, N.A., in its capacity as administrative agent for the Lenders.